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                                                                    EXHIBIT 99.2


CAMBRIDGE, MA, JUNE 1, 1999--Pegasystems Inc. (NASDAQ: PEGA), wishes to clarify its May 28, 1999 press release to indicate that the Company believes that the matters being reviewed by the SEC relate to the historical matters which gave rise to the restatements of its 1997 and 1998 financial statements which have previously been reported. The Company has been cooperating fully with the SEC.

Contact:
Jim O'Halloran
Chief Financial Officer
Pegasystems Inc.
Tel:  (617) 374-9600, ext. 6106
ohalj@pegasystems.com

ABOUT PEGASYSTEMS
Pegasystems is a leading provider of Customer Relationship Management solutions. These solutions allow large organizations to better manage customer interactions, and to automate the business processes within their sales and service delivery operations. Many of the world's largest institutions use Pegasystems' solutions to manage mission-critical customer service activities. The Pegasystems solutions support multiple channels of customer contact, helping organizations improve staff productivity, operational efficiency, and customer satisfaction. Pegasystems' solutions are Internet-enabled, and operate in multi-tiered, client/server environments.

Pegasystems' headquarters is located in Cambridge, Massachusetts. The company has regional offices in North America, Europe, and Australia.

FORWARD LOOKING STATEMENTS
Except for the historical information contained in this announcement, the matters discussed in this announcement are "forward-looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties detailed from time-to-time in Pegasystems' filings with the Securities and Exchange Commission (the "SEC"). Pegasystems draws the reader's attention to the factors described in its report on Form 10-Q for the year ending December 31, 1998 under the heading "Certain Statements for Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995." Any such forward-looking statements speak only as of the date such statements are made, and the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements.